Exhibit 99.1

PeerLogix Achieves Superior Results From Proprietary Advertising Platform

Campaign Delivers 81% Uplift in Engagement to Customers of Music Industry Client

NEW YORK, NY, November 12, 2015 (Marketwired) – PeerLogix, Inc. (the “Company”) (OTCQB: LOGX), an advertising technology and data aggregation provider, today announced the results of a targeted advertising campaign to drive ticket sales executed on behalf of Republic Live, presenters of the WayHome Music and Arts Festival. Neil Young, Sam Smith, and Kendrick Lamar were some of the artists on the bill at the first annual WayHome festival, a co-production between Republic Live and AC Entertainment.

By utilizing its extensive data, analytics and industry leading software, PeerLogix delivered an 81% improvement in advertising performance with its Torrent remarketing group than those of an independent Control group. The Control group was comprised of people visiting music websites in the Toronto and directly adjacent areas. The outstanding results further validate the strength and relevance of PeerLogix’s robust marketing platform as well as the superior value proposition inherent in directly engaging with the Content-Sharing Economy.

The Content-Sharing Economy, commonly known as the Torrent community, consists of approximately 140 million people worldwide sharing TV shows, movies, music, video games, e-books and software with one another. PeerLogix collects Torrent data, including IP addresses of the uploading and downloading parties (e.g., location), the name, file type, media type, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences.

In the case of Republic Live, PeerLogix was able to track and isolate people within a 200 mile radius of the concert venue who were confirmed listeners of the festival’s featured artists through Torrent. This allowed the PeerLogix platform to specifically target potential concertgoers that were most likely to be WayHome Music and Arts ticket buyers, and serve them with digital ads.

William Gorfein, Co-founder and CEO of PeerLogix, stated, “We are extremely pleased with the results that our platform was able to achieve to help our client, Republic Live, reach its goals. Our key strategic partnerships with major digital advertising agencies coupled with our data mining abilities and proprietary technology has built the perfect bridge that connects brands with their true audiences. In addition, the enduring value of our platform does not simply end once each ad campaign is over. PeerLogix is able to target ads to the Torrent Community both moments after a download of the artist has taken place, and for many months thereafter. This dramatically increases the scope of what we can do for our clients and drives the long term value of our business for all stakeholders.”

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Jacob Matthews, Director of Marketing for Republic Live, stated, “PeerLogix’s advertising capabilities are far superior to many of the so called “targeted” methods we have utilized in the past to drive our ticket sales. The Company’s extensive platform allowed us to save significant time and resources by focusing only on locally based listeners who have demonstrated a direct engagement with the artists we present. For a festival promoter like us, the implications of this technology are extensive and we look forward to exploring even more ways to enhance our business utilizing PeerLogix’s platform”.

About PeerLogix

PeerLogix is an advertising technology and data aggregation company providing a proprietary software as a service, or SAAS, platform which enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption. PeerLogix’s patent pending platform collects Torrent data, including IP addresses of the uploading and downloading parties (e.g., location), the name, file type, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media downloaded, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, entertainment studios and others.

Torrent is a geography agnostic platform used by approximately 140 million people worldwide to share TV shows, movies, music, pictures, video games, e-books and software with one another. All major entertainment and media content is available to consumers using Torrent to access media. Of this population of Torrent users, approximately 40 million reside in the United States and 100 million are distributed throughout all major and developing countries of the world.

For more information, please visit: http://www.peerlogix.com

Forward Looking Statement

Certain of the statements contained in this herein include future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information. The information contained in this includes some statements that are not purely historical and contain “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995,that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the Company’s and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company’s financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in PeerLogix forward-looking statements.

Contact:

William Gorfein

Chief Executive Officer

PeerLogix, Inc.

646-825-8549

info@peerlogix.com

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